BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                         CASH DEFERRED COMPENSATION PLAN

     The Board of Directors hereby establishes the Baltimore County Savings Bank, F.S.B. Cash Deferred Compensation Plan, effective April 19, 2002. The Plan has been adopted in order (1) to attract, retain, and motivate Directors, and
(2) to encourage the long-term financial success of the Bank through a performance-based deferred compensation program.

                                   ARTICLE 1
                                   DEFINITIONS
                                   -----------

     The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

     1.1 "Account" shall mean a bookkeeping account maintained by the Bank in the name of the Participant.

     1.2 "Administrator" shall mean any officer or Director of the Bank whom the Board authorizes to administer the Plan.

     1.3  "Affiliate"  shall  mean  any  "parent   corporation"  or  "subsidiary
corporation" of the Bank, as the terms are defined in Section 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended.

     1.4 "Bank" shall mean Baltimore County Savings Bank, F.S.B., and any successor to its interest.

     1.5 "Beneficiary" shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant's Benefits under Articles II and
III. A Participant's election of a Beneficiary shall be made on the Distribution Election Form, shall be revocable by the Participant during his or her lifetime, and shall be effective only upon its delivery to, and acceptance by, an executive officer of the Bank and acceptance by the Board, which acceptance shall be presumed unless, within ten business days of delivery of the Participant's election, the executive officer provides the Participant with a written notice detailing the reasons for its rejection. Beneficiary designations made under the Bank's Incentive Compensation Plan shall be honored for purposes of this Plan, until and unless a valid designation occurs hereunder. In the event of no such designation, "Beneficiary" shall mean the Participant's Surviving Spouse, or estate if the Participant has no Surviving Spouse.

     1.6 "Benefits" shall mean any and all benefits that are or may become payable under Article III of the Plan.

     1.7  "Board" shall mean the Board of Directors of the Bank.

     1.8  "Change in Control" shall mean any of the following events:

          (a) When the Bank is in the "mutual" form of organization, a "Change in Control" shall be deemed to have occurred if: (i) as a result of, or in connection with, any exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were Directors of the Bank before such transaction cease to constitute a majority of the Board of Directors of the Bank or any successor to the Bank, (ii) the Bank transfers substantially all of its assets to another corporation which is not an Affiliate of the Bank, (iii) the Bank sells substantially all of the assets of an Affiliate which accounted for 50% or more of the controlled group's assets immediately prior to such sale,
(iv) any "person" including a "group", exclusive of the Board of Directors of the Bank or any committee thereof, is or becomes the "beneficial owner", directly or indirectly, of proxies of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's members, or (v) the Bank is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding proxies relating to the surviving or resulting corporation are given, in the aggregate, by the former members of the Bank.

          (b) If the Bank shall be in the "stock" form of organization, a "Change in Control" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Bank or the Company thereof, (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's Directors,
(iii) the acquisition of a controlling influence over the management or policies of the Bank or of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or
(iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or of the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur solely by reason of a transaction in which the Bank converts to the stock form of organization, or creates an independent holding company in connection therewith. The decision of the Board as to whether a Change in Control has occurred shall be conclusive and binding.

     1.9 "Company" shall mean BCSB Bankcorp, Inc.

     1.10 "Common Stock" shall mean the common stock of the Company.

     1.11 "Deferral Election Form" shall mean the form attached as Exhibit "A."

     1.12 "Director" shall mean a member of the Board.

     1.13 "Distribution Election Form" shall mean the form attached hereto as Exhibit "B."

     1.14 "Effective Date" shall mean the date on which the Plan first becomes effective, as referenced in the opening paragraph of this document.

     1.15 "Employee" shall mean any person who is employed by the Bank.

     1.16 "Participant" shall mean (i) an individual who serves as a Director of the Bank on or after the Effective Date, regardless of whether or not the Director is an Employee, and (ii) any Employee whom the Board has specifically selected for participation in the Plan, provided, that an Employee shall be eligible for Plan participation only if the Employee is a member of a select group of the Bank's or the Company's management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.17 "Plan" shall mean this Baltimore County Savings Bank, F.S.B. Cash Deferred Compensation Plan.

     1.18 "Plan Year" shall mean the Bank's fiscal year.

     1.19 "Stock Plan" shall mean the Bank's deferred compensation plan which provides for the settlement of obligations in shares of Common Stock.

     1.20 "Surviving Spouse" means the husband or wife of a Director at the time of the Director's death, provided they are not then divorced or legally separated.

     1.21 "Trust" shall mean the trust created under the Trust Agreement.

     1.22 "Trust Agreement" shall mean the agreement entered into between the Bank and the Trustee, pursuant to the terms hereof, which the Bank shall establish in the event of a Change in Control.

     1.23 "Trustee" shall mean the person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan assets for the purposes set forth herein.

                                   ARTICLE II
                               CREDITS TO ACCOUNTS
                               -------------------

     2.1 On the Effective Date. A Participant who deferred amounts under the Stock Plan may make a one-time election, by such time specified by the Administrator, to transfer the value of amounts credited to his or her account under the Stock Plan to this Plan as of the Effective Date. All such amounts which are transferred from the Stock Plan to this Plan shall be distributed in cash to the Participant at such time and in such manner as specified in the Participant's previous election which was applicable with respect to such deferred amounts under the Stock Plan or as elected by the Participant pursuant to Section 3.4. Such transferred amounts shall be credited to a separate bookkeeping account ("Transfer Account") in the name of the Participant. The
Bank shall adjust such Transfer Account on a monthly basis by crediting the account with the appreciation that would have occurred if the Transfer Account had been invested in a fund having the interest rate paid by the Bank on one-year certificates of deposit as of the preceding October 1st.

     2.2 Future Credits. On each September 30 beginning with 2002, each Participant who is a Director on such date and who has between three and 12 years of service as a Board

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
Director, shall have his or her Account credited with $6,000, less amounts credited to his or her account under the Stock Plan for such fiscal year. No Participant may receive more than 12 years of credits to his or her Account. A Participant who, after the Effective Date, first completes three years of service as a Director, shall have his or her Account credited with $24,000 on the September 30 following completion of three years of service, less amounts credited to his or her account under the Stock Plan for such fiscal year.

     2.3 Elective Deferrals. Prior to each Plan Year, each non-Employee Director may elect to defer the receipt of all or part of his or her future fees (including retainers), and each other Participant may elect to defer up to 25% of salary or 100% of bonus compensation, less amounts that the Director elects to defer for such year under the Stock Plan. Such elections shall be (i) made on the Deferral Election Form, and (ii) effective on the October 1st following their acceptance by the Administrator, provided that elections made within 30 days of either the Effective Date, or a Participant's initial service with the Bank as an Employee or a Director, shall be effective as of the first day of the month following their acceptance by the Administrator. Any such elections shall be irrevocable until the end of the Plan Year in which they are made, except that the Board may permit suspension of a Participant's deferral election in the event of "hardship" within the meaning of Article III.

     2.4 Investment Return. From the date of any credits on or after the Effective Date through distribution under the terms of the Plan, each Participant's Account shall be credited on a monthly basis with a rate of return based on the interest rate paid by the Bank on one-year certificates of deposit as of the preceding October 1st.

     2.5 Vesting. Amounts credited to Participant's Accounts shall be fully vested at all times.

                                  ARTICLE III
                   DISTRIBUTION FROM ACCOUNTS; ELECTION FORMS
                   ------------------------------------------

     3.1 General Rule. Account balances shall be paid in cash in five substantially equal annual installments beginning during the first quarter of the calendar year following the calendar year in which a Participant ceases to be a Director or Employee for any reason. Any subsequent payments shall be made by the last day of the first quarter of each subsequent calendar year until the Participant has received the entire amount of his or her Account. Notwithstanding the foregoing, (i) a Participant may elect on his or her Distribution Election Form to have his or her Account paid in a single lump sum distribution or in annual payments over a period of less than ten years, and
(ii) to the extent required under federal banking law, the amounts otherwise payable to a Participant shall be reduced to the extent that on the date of a Participant's termination of employment, such reduction is necessary to avoid subjecting the Bank to liability under Section 280G of the Internal Revenue Code of 1986, as amended.

     3.2 Death Benefits. If a Participant dies before receiving all Benefits payable pursuant to the preceding paragraph, then the remaining balance of the Participant's Account shall be distributed in a lump sum payment of cash to the Participant's designated Beneficiary not later than the first day of the second month following the date of the Participant's death; provided that a Participant may specify on the Distribution Election Form a distribution period that effectuates the annual installment payments selected by the Participant (with payments made as though the Participant survived to collect all benefits and retired on the date of his or her death if payments had not previously commenced).

     3.3 Hardship. If the Participant or a member of the Participant's immediate family (or a legal dependent of the Participant) should suffer one or more of the following unforeseen hardships, the Participant may apply to the Board for a withdrawal of all or part of his or her Account:

          (i) extraordinary medical expenses, or --

          (ii) other unforeseeable and severe financial hardships that the Bank's Board of Directors may generally recognize.

     The Board shall have sole and complete discretion over whether or not to grant a Participant's request for a hardship withdrawal, provided that (i) the Board shall make its decisions in a uniform and nondiscriminatory manner, and
(ii) the Participant who requests a withdrawal shall abstain from participation in, and voting on, such request. If the Board approves a withdrawal, the Bank shall pay the approved amount to the Participant as soon as practicable.

     3.4 Elections. To be effective, a Participant's initial Distribution Election Form must be submitted either (i) more than one year before the date on
                                ------
which the Participant's service as a Director or Employee terminates for any reason, or (ii) within 30 days of the Plan's Effective Date or the Participant's
        --
initial service with the Bank as a Director or an Employee. Distribution elections made pursuant to this Article III shall become irrevocable one year before the Participant first becomes entitled to receive a distribution pursuant to this Article III. Nevertheless, Beneficiary designations made pursuant to executed Distribution Election Forms shall be revocable during the Participant's lifetime and the Participant may, by submitting an effective superseding Distribution Election Form at any time or from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary.

                                   ARTICLE IV
                               SOURCE OF BENEFITS
                               ------------------

     4.1 General Rule. The rights of the Participants under this Plan and of their Beneficiaries (if any) shall be solely those of unsecured creditors of the Bank. Benefits shall constitute an unfunded, unsecured promise by the Bank to pay such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Bank, and no person shall, by virtue of this Plan, have any interest in such assets, other than as an unsecured creditor of the Bank. For any fiscal year during which a Trust is maintained, (i) the Trustee shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such Trust assets shall be invested, and (ii) the Board shall, as soon as practicable after the end of each fiscal year of the Bank, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the date for making such payments.

     4.2 Change in Control. In the event of a Change in Control, the Bank shall contribute to the Trust an amount sufficient to provide the Trust with assets having an overall value equivalent to the value of the aggregate Account balances under the Plan.

                                   ARTICLE V
                                   ASSIGNMENT
                                   ----------

     Except as otherwise provided by this Plan, it is agreed that neither the Participant nor his or her Beneficiary nor any other person or persons shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nontransferable. Notwithstanding the foregoing, or any other provision of this Plan, a Participant may transfer all or any part of his or her Account, and the rights associated therewith, to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Plan Benefits so transferred may thereafter be transferred only to the Participant who was originally entitled to receive said Benefits or to an individual or trust to whom the Participant could have initially transferred the Benefits pursuant to this Article V. The Benefits, and the rights thereto, which are transferred pursuant to this Article V shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

                                   ARTICLE VI
                            NO RETENTION OF SERVICES
                            ------------------------

     The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Bank to a Participant, whether in the form of fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Bank or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Bank and any Participant.

                                  ARTICLE VII
                              RIGHTS OF DIRECTORS;
                              -------------------
                   TERMINATION OR SUSPENSION UNDER FEDERAL LAW
                   -------------------------------------------

     The rights of the Participants  under this Plan and of their  Beneficiaries
(if any) shall be solely those of unsecured creditors of the Bank. If the Participant is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or
(g)(1)), all obligations of the Bank under this Plan shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected. If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Plan shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

     All obligations under this Plan shall terminate, except to the extent that continuation of this Plan is necessary for the continued operation of the Bank:
(i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his designee, at the time that the Director of the OTS, or his designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

     If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Participant from participating in the conduct of the Bank's affairs, the Bank's obligations under this Plan shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                                  ARTICLE VIII
                                 REORGANIZATION
                                 --------------

     The Bank agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Bank herein set forth. The Bank further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this Article VIII, without having made adequate provision for the fulfillment of its obligation hereunder.

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION
                            -------------------------

     The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any accrued rights of the Participant under the Plan.

                                    ARTICLE X
                                    STATE LAW
                                    ---------

     This Plan shall be construed and governed in all respects under and by the laws of the State of Maryland, except to the extent preempted by federal law. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                   ARTICLE XI
                                HEADINGS; GENDER
                                ----------------

     Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender includes the feminine.

                                  ARTICLE XII
                           INTERPRETATION OF THE PLAN
                           --------------------------

     The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Board shall be conclusive and binding on all affected parties, unless such decisions are arbitrary and capricious.

                                  ARTICLE XIII
                                   LEGAL FEES
                                   ----------

     In the event any dispute shall arise between a Participant and the Bank as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action taken by a Participant to enforce the terms of this Plan or in defending against any action taken by the Bank, the Bank shall reimburse the Participant for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions; provided that the Participant shall return such amounts to the Bank if he fails to obtain a final judgment by a court of competent jurisdiction or obtain a settlement of such dispute, proceedings, or actions substantially in his or her favor. Such reimbursements to a Participant shall be paid within ten days of the Participant furnishing to the Bank written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Participant. Any such request for reimbursement by a Participant shall be made no more frequently than at 30 day intervals.

                                  ARTICLE XIV
                                DURATION OF PLAN
                                ----------------

     Unless terminated earlier in accordance with Article IX, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.

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